Exhibit 99.1





               MOTION FILED BY CERTAIN SIP CLAIMANTS TO TERMINATE
                          COMDISCO'S LITIGATION TRUST

Rosemont, IL - March 27, 2006 - Comdisco Holding Company, Inc. announced that, on March 16, 2006, a motion was filed in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division on behalf of certain participants in Comdisco, Inc.'s Shared Investment Plan (the "SIP") who have not previously settled their obligations under the SIP, which dates back to January 1998. The motion seeks to terminate the litigation trust established under Comdisco's plan of reorganization, which became effective on August 12, 2002. The litigation trust was formed to pursue subrogation claims from SIP participants that have not previously agreed to a compromise and settlement with respect to their obligations under the SIP.

On March 23, 2006, at a Bankruptcy Court hearing, Comdisco argued that the motion had not been properly noticed to all of the parties with an interest in the motion. Holders of contingent distribution rights ("CDRs") (OTCBB symbol:
CDCOR) and holders of common stock (OTCBB symbol: CDCO) , in each case issued by Comdisco pursuant to its plan of reorganization, together with the Class C-4 creditors under the plan of reorganization are potentially impacted by a termination of the litigation trust. However, the Bankruptcy Court ruled that, based on information before it, the notice was adequate and set a hearing on the merits of the motion for May 24, 2006.

Termination of the litigation trust would eliminate a source of recovery for the Class C-4 creditors contemplated by the plan of reorganization if the subrogation claims are extinguished as a result of such termination. Under the plan of reorganization, the amount of distributions to Class C-4 creditors from the litigation trust has a further impact on holders of CDRs and common stock. For a more complete discussion of the relative impact on these different constituencies of distributions from the litigation trust, please refer to Comdisco's Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the Securities and Exchange Commission. The Annual Report is also available on Comdisco's website at www.comdisco.com.

Comdisco intends to oppose the motion on the basis that it is inconsistent with the plan of reorganization approved by its constituents through the bankruptcy process.

About Comdisco
Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco's plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations and no further distributions will be made.

Safe Harbor
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company's SEC reports, including, but not limited to, the company's most recently filed periodic reports. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:
Mary Moster
(312) 565-3900
mcmoster@comdisco.com